                                                                    EXHIBIT 10.2
                              AMENDMENT NUMBER ONE
                                     TO THE
                              EMPLOYMENT AGREEMENT
                                    BETWEEN
                                 PROVIDENT BANK
                                      AND
                                GEORGE STRAYTON


     WHEREAS, Provident Bank ("Bank") and George Strayton ("Mr. Strayton") entered into an employment agreement ("Agreement") on the 25th day of January, 1996; and

     WHEREAS, in connection with the reorganization of the Bank into the mutual holding company form as the subsidiary of Provident Bancorp, Inc., a mid-tier stock holding company ("Company"), the Bank and Mr. Strayton wish to amend the Agreement in certain respects; and

     WHEREAS, Section 24 of the Agreement provides that no modification of the Agreement shall be valid unless in writing and signed by the parties to the Agreement.

     NOW THEREFORE, BE IT RESOLVED, that the Agreement shall be amended in accordance with this Amendment Number One, signed by all parties to the Agreement as modified, in the manner set forth below:

1.   All references to "Bank" shall refer to "Provident Bank."

2. The introductory Paragraph to the Agreement shall be revised by adding the following sentence to the end thereof:

     "Provident Bancorp, Inc. ("Company") is a party to this Agreement for the sole purpose of guaranteeing the Bank's performance hereunder."

3. Section 2 entitled "Employment Period" shall be amended by revising sub-section "(a)" to read as follows:

     "Except as otherwise provided in this Agreement to the contrary, the terms and conditions of this Agreement shall be and remain in effect during the period of employment ("Employment Period") established under this Section
     2. The Employment Period shall be for a term commencing on the date of this Agreement and ending on the third anniversary of the date of this Agreement provided, however, that on each day after the date of this Agreement, the Agreement shall automatically renew so that the remaining term shall be thirty-six (36) months, and; provided, further, that commencing on each annual anniversary of the date of this Agreement (the date of each annual anniversary hereof shall be hereinafter referred to as the "Anniversary Date"), unless the Employment Period has been previously terminated, the Board shall, at least 60 days prior to each such Anniversary Date, conduct a comprehensive performance evaluation and review of Mr. Strayton's performance for purposes of determining whether to extend the Agreement and the results thereof shall be included in the minutes of the Board meeting. The Board shall give Mr. Strayton notice of its decision whether or not to extend the Employment Period at least 60 days prior to the Anniversary Date, and if such notice is that the Employment Period shall not be extended (a "Non-Renewal Notice"), the Employment Period shall not be extended. In such case, Mr. Strayton's employment shall cease at the end of thirty-six (36) months following such Anniversary Date.

4. The Agreement shall be modified to replace the term "Renewal Date" with the term "Anniversary Date" in each place that it appears therein.

5. Section 8(b)(vi) shall be amended by adding the following language to the end of the last sentence thereof:

     "and provided that the lump sum payment determined above shall be increased by an amount necessary to satisfy any federal, state and local income taxes or Medicare taxes which become due as a result of such payment, in accordance with Section 8(c) below;"

6. Section 8(b)(vii) shall be amended by adding the following language to the end of the last sentence thereof:

     "and provided that the lump sum payment determined above shall be increased by an amount necessary to satisfy any federal, state and local income taxes or Medicare taxes which become due as a result of such payment, in accordance with Section 8(c) below;"

7. Section 8(b)(viii) shall be amended by adding the following language to the end of the last sentence thereof:

     "and provided that the lump sum payment determined above shall be increased by an amount necessary to satisfy any federal, state and local income taxes or Medicare taxes which become due as a result of such payment, in accordance with Section 8(c) below;"

8. Section 8(b)(ix) shall be amended by deleting the language set forth therein and replacing it with the following:

          "(ix) within 60 days (or within such shorter period to the extent that information can reasonably be obtained) following his termination of employment with the Bank, a lump sum payment in an amount equal to three times the average of the prior three years incentive compensation earned or received by him

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

                under all incentive compensation plans or programs adopted by the Bank, including but not limited to, the Management Incentive Program; and"

9. Section 8 shall be amended by adding new sub-section 8(b)(x) to the end thereof:

          "(ix) if a stock option plan and management recognition plan are adopted one year or more after the date on which the Bank converts from mutual to stock form, then the vesting of all remaining options awarded to Mr. Strayton under any stock option plan and/or stock awards under any management recognition plan adopted by the Bank or the Company. If a stock option plan and management recognition plan are adopted within one year of the date on which the Bank converts from mutual to stock form this Subsection 8(b)(ix) shall be null and void"

10. Section 8 (b) shall be amended by removing the flush language at the end thereof (which begins "Notwithstanding the foregoing, to the extent required...") and inserting such language in new Sub-section 8(e)."


11. Sub-section 8(c) shall be amended by substituting "three years" for "two years" in the next to the last line thereof.


12. New Sub-section 8(d) shall be added to the Agreement, which shall read as follows:

     "(c) In the event that Mr. Strayton becomes entitled to a benefit under Sections 8(b)(vi), (vii) or (viii) (collectively, the "Retirement Plan Replacement Benefit"), the Bank shall pay Mr. Strayton an additional payment under such Sections, as set forth therein, in order to compensate for the additional income and Medicare taxes that become due and owing as a result of such Retirement Plan Replacement Benefit. The additional amount, subject to applicable withholding requirements under state or federal law, shall equal:

          (i) the sum of the highest marginal federal, state and local income tax rate and Medicare tax rate multiplied by the Retirement Plan Replacement Benefit, and

          (ii) such additional amount (tax allowance) as may be necessary to compensate Mr. Strayton for the payment of federal, state and local income taxes and Medicare taxes on the payment provided under Clause (i) and on any payments under this Clause (ii). In computing such tax allowance, the payments to be made under Clause (i) shall be multiplied by the "gross up percentage" ("GUP"). The GUP shall be determined as follows:

                                    Tax Rate
                         GUP =   ------------------
                                  1 - Tax Rate

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

               The "Tax Rate" for purposes of computing the GUP shall be the highest marginal federal, state and local income tax rate and the highest Medicare tax rate, applicable to Mr. Strayton in the year in which the payment made under Clause (i) is made."

13. Section 9 shall be amended by deleting the language contained therein and replacing it with the following:

     "The Bank's Board may terminate Mr. Strayton's employment at anytime, but any termination by the Bank's Board other than termination for "cause," as defined herein, shall not prejudice Mr. Strayton's right to compensation or other benefits under the Agreement. Mr. Strayton shall have no right to receive compensation or other benefits for any period after termination for "cause." Termination for "cause" shall include termination because of Mr. Strayton's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.

     "Termination for "cause" shall require the affirmative vote of a majority of the member's of the Bank's Board, acting in good faith with respect to such termination, provided however, that on or after the earliest date on
                       -------- -------
     which a Change in Control Date as defined in Section 10 occurs, such a determination shall require the affirmative vote of at least three fourths of the members of the Board acting in good faith and such vote shall not be made prior to the expiration of a 60 day period following the date on which the Board shall by written notice to Mr. Strayton, furnish to him or her a statement of its grounds for proposing to make such determination, during which period Mr. Strayton shall be afforded a reasonable opportunity to make oral and written presentations to the members of the Board, and to be represented by his or her legal counsel at such presentations, or to refute the grounds for the proposed determination;

     "For purposes of this Section 9, no act or failure to act, on the part of Mr. Strayton, shall be considered "willful" unless it is done, or omitted to be done, by Mr. Strayton in bad faith or without reasonable belief that Mr. Strayton's action or omission was in the best interests of the Company and the Bank. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Company or the Bank shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company and the Bank. The cessation of employment of Mr. Strayton shall not be deemed to be for "Cause" within the meaning of Section 9(a) unless and until there shall have been delivered to Mr. Strayton a copy of a resolution duly adopted by the affirmative vote of three-fourths of the members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Mr. Strayton and Mr. Strayton is given an opportunity, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Mr. Strayton is guilty of the conduct described in Section 9(a) above, and specifying the particulars thereof in detail."

14. Section 10(a) of the Agreement shall be deleted and the following substituted therefor:

     "(a) For purposes of this Agreement, the term "Change in Control" shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner"(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan or trust; or
(b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror."

  2. New Section 26 shall be added to the end of the Agreement and shall state as follows:

     "Section 26.  Source of Payments
                   ------------------

     "All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Mr. Strayton and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

  3. In all other respects the Agreement shall remain in full force and effect.


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

     IN WITNESS WHEREOF, the parties to the Agreement and the Company have caused this Amendment Number One to be executed as of the _______ day of ___________, 1998.

WITNESS                                 EXECUTIVE


------------------------------------    --------------------------------------
(Name)                                  (Name)


ATTEST:                                 PROVIDENT BANK



By:                                     By:
   ---------------------------------       ------------------------------------
   Secretary                                President


ATTEST:                                 PROVIDENT BANCORP, INC.



By:                                     By:
   ---------------------------------       ------------------------------------
   Secretary                               President


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